EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated February 16, 2007 (File No. 333-140745) of Constellation Energy Partners LLC of our reports dated March 12, 2007 relating to the financial statements of Constellation Energy Partners LLC and June 12, 2006 relating to the financial statements of Everlast Energy LLC, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas

March 12, 2007